Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO

FIFTH AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT

(NewStar CP Funding LLC)

THIS SECOND AMENDMENT TO FIFTH AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT, dated as of November 26, 2013 (this “Amendment”), is entered into by and among NEWSTAR CP FUNDING LLC, as the Borrower (the “Borrower”), NEWSTAR FINANCIAL, INC., as the Originator and the Servicer, the Lenders identified on the signature pages hereto and WELLS FARGO SECURITIES, LLC, as the Administrative Agent (in such capacity, the “Administrative Agent”).

R E C I T A L S

WHEREAS, the above-named parties have entered into that certain Fifth Amended and Restated Loan and Servicing Agreement, dated as of November 5, 2012 (as amended, the “Agreement”), by and among the Borrower, the Originator, the Servicer, each of the Conduit Lenders and Institutional Lenders from time to time party thereto, each of the Lender Agents from time to time party thereto, the Administrative Agent and U.S. Bank National Association, as the Trustee;

WHEREAS, pursuant to and in accordance with Section 13.1 of the Agreement, the parties hereto desire to amend the Agreement in certain respects as provided herein;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions.

Each capitalized term used but not defined herein has the meaning ascribed thereto in the Agreement.

SECTION 2. Amendments.

2.1 Schedule IX to the Agreement is hereby deleted and the definition of “Advance Rate” in Section 1.1 of the Agreement is hereby amended to read as follows:

“Advance Rate”: Defined in the Lender Fee Letter.

2.2 The definitions of “BSL Excess,” “BSL Obligor Excess Amount,” “BSL Sub-Limit”, “BSL Sub-Limit Excess Amount,” “Large Middle Market Loan,” and “Traditional Middle Market Loan” in Section 1.1 of the Agreement are hereby deleted from the Agreement.

2.3 The definition of Concentration Limits” in Section 1.1 of the Agreement is hereby amended to read as follows:

“Concentration Limits”: For the purposes of determining the Excess Concentration Amount and the Maximum Availability, the following concentration limits shall apply during the Revolving Period (and, for the avoidance of doubt, the Concentration Limits shall not apply after the Revolving Period):

(i) the aggregate Adjusted Borrowing Value of all Eligible Loans to Obligors in the same Moody’s Industry Classification Group shall not exceed the greater of (a) $17,500,000 (or $25,000,000 when the Facility Amount is $275,000,000 or greater) and (b) 17.5% of the Borrowing Base; provided that (I) the aggregate Adjusted Borrowing Value of all Eligible Loans to Obligors in the largest Moody’s Industry Classification Group may constitute up to the greater of (a) $25,000,000 (or $35,000,000 when the Facility Amount is $275,000,000 or greater) and (b) 25.0% of the Borrowing Base and (II) the aggregate Adjusted Borrowing Value of all Eligible Loans to Obligors in the second largest Moody’s Industry Classification Group may constitute up to the greater of (a) $20,000,000 (or $28,000,000 when the Facility Amount is $275,000,000 or greater) and (b) 20.0% of the Borrowing Base;

(ii) the aggregate Adjusted Borrowing Value of all Eligible Loans to the same Obligor shall not exceed $12,500,000 (or $15,000,000 when the Facility Amount is $225,000,000 or greater); provided that up to three obligors (including any Affiliate thereof) may, collectively, have an Adjusted Borrowing Value in an amount up to $20,000,000 each for the first 90 days after acquisition by the Borrower;

(iii) the aggregate Adjusted Borrowing Value of all Eligible Loans that are Fixed Rate Loans shall not exceed $20,000,000 (or $28,000,000 when the Facility Amount is $275,000,000 or greater);

(iv) the aggregate Adjusted Borrowing Value of all Eligible Loans where the related Obligor is organized under the law of Canada shall not exceed the greater of (a) $15,000,000 (or $20,000,000 when the Facility Amount is $275,000,000 or greater) and (b) 15.0% of the Borrowing Base; and

(v) the aggregate Adjusted Borrowing Value of all Eligible Loans rated “Caa1” or lower shall not exceed the greater of (a) $25,000,000 (or $35,000,000 when the Facility Amount is $275,000,000 or greater) and (b) 25.0% of the Borrowing Base.

2.4 The definition of “Delayed Draw Term Loan” in Section 1.1 of the Agreement is hereby amended tor read as follows:

“Delayed Draw Term Loan”: A Loan that is fully committed on the initial funding date of such Loan and is required to be fully funded in one or more installments on draw dates to occur within two years of the initial funding of such Loan but which, once all such installments have been made has the characteristics of a Term Loan.

2.5 Clause (b) of the definition of “Eligible Loan” in Section 1.1 of the Agreement is hereby amended to read as follows:

(b) such Loan is a first lien loan and a Middle Market Loan or Broadly Syndicated Loan;

2.6 The definition of “Facility Amount” in Section 1.1 of the Agreement is amended to read as follows:

“Facility Amount”: $275,000,000; provided that the Facility Amount may be increased upon the request of the Borrower and approval of the Administrative Agent in its sole discretion in an amount up to $325,000,000 pursuant to Section 2.25; provided further that on or after the Termination Date, the Facility Amount shall mean the Advances Outstanding.

2.7 Section 1.1 of the Agreement is amended to add the definition of “Second Amendment Date” thereto as alphabetically appropriate as follows:

“Second Amendment Date”: November 26, 2013.

2.8 Clause (u) of the definition of “Loan Tape” in Section 1.1 of the Agreement is hereby amended to read as follows:

(u) Loan type (Broadly Syndicated Loan or Middle Market Loan);

2.9 The definition of “Maximum Weighted Average Life Test” in Section 1.1 of the Agreement is hereby amended to read as follows:

“Maximum Weighted Average Life Test”: A test that will be satisfied on any Measurement Date if the Weighted Average Life of all Loans included in the Collateral is less than or equal to 6.5 years; provided that following a securitization in which the Administrative Agent is the sole or joint lead bookrunner, the Maximum Weighted Average Life Test will not apply hereunder until the aggregate Adjusted Borrowing Value is greater than $80,000,000.

2.10 Section 1.1 of the Agreement is hereby amended to add the definition of “Middle Market Loan” thereto as alphabetically appropriate as follows:

“Middle Market Loan”: Any commercial loan that meets the definition of “Broadly Syndicated Loan” other than with respect to clauses (i), (v), (vi) and (vii) of the definition thereof.

2.11 The definition of “Minimum Equity Amount” in Section 1.1 of the Agreement is hereby amended to read as follows:

“Minimum Equity Amount”: As of any Measurement Date, an amount equal to the greater of (i) (a) $45,000,000, if the Facility Amount is greater than $175,000,000 and (b) $35,000,000, if the Facility Amount is $175,000,000 or less and (ii) the sum of the OLB of all Eligible Loans to the three largest Obligors included in the Collateral; provided, however, that immediately prior to or following a securitization where Wells Fargo is lead or joint lead bookrunner, the Servicer may propose a temporary alternative Minimum Equity Amount and the Supermajority may approve, amend or reject such proposal in its sole and absolute discretion; and provided further that the “Minimum Equity Amount” shall not be decreased following the end of the Revolving Period.

2.12 The definition of “Prepayment Premium” in Section 1.1 of the Agreement is hereby amended to read as follows:

“Prepayment Premium”: Defined in the Lender Fee Letter.

2.13 The definition of “Swingline Commitment” in Section 1.1 of the Agreement is hereby amended to replace the amount $30,000,000” with the amount “$35,000,000.”

2.14 The last proviso to clause (i) of Section 2.21 of the Agreement is hereby amended to read as follows:

; provided however that, notwithstanding the foregoing, any Discretionary Sale to an Affiliate of the Borrower, other than (x) pursuant to clause (2) or (3) above or (y)(A) if the sale price equals or exceeds the greater of the Assigned Value of such Loan and 50% of the par amount of such Loan and (B) the aggregate amount of such sales under this clause (y) does not exceed 10% of the Facility Amount per annum, shall require the prior written consent of the Administrative Agent in its sole and absolute discretion;

2.15 Clause (p) of Section 6.18 of the Agreement is hereby amended to replace the reference to “Bob Clemmens” with a reference to “Dan McCready”.

2.16 The “Commitment” of Wells Fargo Bank, N.A. is hereby increased to equal $250,000,000.

SECTION 3. Agreement in Full Force and Effect as Amended.

Except as specifically amended hereby, all provisions of the Agreement shall remain in full force and effect. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as expressly set forth herein and shall not constitute a novation of the Agreement.

SECTION 4. Representations and Warranties.

The Borrower hereby represents and warrants as of the date of this Amendment as follows:

(a) this Amendment has been duly executed and delivered by it;

(b) this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and

(c) there is no Termination Event, Unmatured Termination Event, or Servicer Default that is continuing or would result from entering into this Amendment.

SECTION 5. Conditions to Effectiveness.

The effectiveness of this Amendment is subject to (i) receipt by the Administrative Agent of executed counterparts (or other evidence of execution, including facsimile signatures, satisfactory to the Administrative Agent) of this Amendment, (ii) receipt by the Purchaser Agents of an opinion of counsel to the Borrower in form and substance acceptable to such parties, (iii) receipt by Wells Fargo Bank, N.A. of a new Variable Funding Note and a new Swingline Note reflecting the amended commitments effectuated hereby in exchange for its existing notes and (iv) receipt by the parties hereto of all fees payable on the date hereof pursuant to the fee letters related hereto.

SECTION 6. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c) This Amendment may not be amended or otherwise modified except as provided in the Agreement.

(d) The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

(e) Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f) This Amendment represents the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

(g) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

BORROWER:	NEWSTAR CP FUNDING LLC

By: NewStar Financial, Inc., its Designated Manager

	By:	/s/ JOHN J. FRISHKOPF
		Name:	John J. Frishkopf
		Title:	Treasurer

THE ORIGINATOR AND SERVICER:	NEWSTAR FINANCIAL, INC.

	By:	/s/ JOHN J. FRISHKOPF
		Name:	John J. Frishkopf
		Title:	Treasurer

[Signatures Continue on the Following Page]

S-1	Second Amendment to Fifth Amended and Restated LSA

ADMINISTRATIVE AGENT:	WELLS FARGO SECURITIES, LLC

	By:	/s/ MATT JENSEN
		Name:	Matt Jensen
		Title:	Vice President

REVOLVING AND SWINGLINE LENDER:	WELLS FARGO BANK, N.A.

	By:	/s/ KEVIN SUNDAY
		Name:	Kevin Sunday
		Title:	Director

REVOLVING LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION

	By:	/s/ JOHN SWAIN
		Name:	John Swain
		Title:	Vice President

S-2	Second Amendment to Fifth Amended and Restated LSA